[BPK&Z LETTERHEAD]                                                 Exhibit 10.31

February 19, 1999



Mr. Michael Skillingstad
U.S. Filter/Waterpro, Inc.
4570 West 77th Street, Suite 300
Edina, MN 55435

RE: Building Leases, Eden Prairie and Independence


Dear Mr. Skillingstad:

I am in receipt of your letter confirming your intention to exercise the option to renew for another 5 year term beginning January 1, 1999. Your letter did not state which building you were referring to, but I assume it is the Eden Prairie, Minnesota building. Under the terms of the lease agreement and subsequent amendments, the lease payments for that building are as follows:

1999 through 2001        $16,750.00 per month
2002 through 2003        $17,750.00 per month


Additionally, you have continued to make lease payments on the Independence, MO. building at the 1998 monthly rent of $6,500.00 even though the lease expired on December 31, 1998. John Holtz, the partnerships general partner, proposes that Waterpro enter into a new 5 year lease with the partnership at a rate of $6,500 per month for the entire 5 year period. We are most interested in firming up the lease of this building with a finalized lease agreement.

We look forward to your early response.


Sincerely yours,


/s/ John W. Edson

John W. Edson, CPA, CMA, CVA

[U.S. FILTER LOGO]              U.S. FILTER/WATERLOO, INC.
--------------------------------------------------------------------------------
                                4570 WEST 77TH STREET     TELEPHONE 612-893-????
                                SUITE 300                 FACSIMILE 612-893-????




WPC Development Company
Attn: John Edson
7500 Olson Memorial Hwy
Suite 200
Golden Valley, MN 55427

Dear Mr. Edson:

This letter confirms our intention to exercise the Option to Renew for another 5-year term beginning January 1, 1999, according to the terms and conditions of our lease. Please contact me at the number above or Mark Smith at (612) 937-9666 if you have any questions.

Thank you,
Sincerely,


/s/ Michael Skillingstad

Michael Skillingstad
Assistant Controller



CC: Mark Miller
    Mark Smith
    File

                           SECOND AMENDMENT TO LEASES

     AMENDMENT made this 31st day of May, 1989 by and between REHCO, a Minnesota general partnership ("REHCO"), Mill City Development Company, a Minnesota limited partnership ("Mill City"), Mid-Continent Development Company, a Missouri limited partnership ("Mid-Continent") and Water Products Company, a Minnesota corporation (the "Lessee").

                                  WITNESSETH:

     WHEREAS, Mill City and the Lessee are parties to a Lease dated December 31, 1983 for property at 15801 West 78th Street, Eden Prairie, Minnesota, and a First Amendment thereto dated August 9, 1988 (together, the "Eden Prairie Lease");

     WHEREAS, Mid-Continent and the Lessee are parties to a Lease dated June 1, 1983 for property at 13621 East 42nd Terrace, Independence, Missouri, and, together with REHCO as Ground Lessor, a First Amendment thereto dated August 9, 1988 (together, the "Kansas City Lease");

     WHEREAS, REHCO and the Lessee are parties to a Lease dated August 31, 1975 for property in Waukesha County, Wisconsin and a First Amendment thereto dated August 9, 1988 (together, the "Wisconsin Lease") and a Lease dated January 1, 1984 for property in Hickman Heights, City of Urbandale, Polk County, Iowa, and a First Amendment thereto dated August 9, 1988 (together, the "Iowa Lease");

     WHEREAS, with respect to the Eden Prairie Lease, the Kansas City Lease, the Wisconsin Lease and the Iowa Lease (collectively, the "Leases"), each is in full force and effect, there are no defaults thereunder, and there have been no amendments thereto other than the First Amendments referred to above;

     WHEREAS, the Lessee is a party, along with EGF Acquisition Company, a Minnesota corporation, and Donald J. Sutherland, as Representative, to an Agreement and Plan of Merger dated May 31, 1989, pursuant to which EGF Acquisition Company will be merged (the "Merger") into the Lessee and the Lessee shall be the surviving corporation (the "Surviving Corporation"); and

     WHEREAS, as an inducement to the consummation of the Merger by EGF Acquisition Company, Mill City, Mid-Continent, REHCO and the Lessee desire to amend the Leases to give the Surviving Corporation, as successor to the Lessee, certain rights to terminate the Leases, in accordance with the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing and the covenants hereinafter contained, the parties, intending to be legally bound hereby, agree as follows:

     1.   Termination Right.
          ------------------

     Notwithstanding any other provision of any of the Leases, in the event of any inability to exercise, delay in exercising or interference with the exercise of any purchase option granted to the Lessee in any of the Leases to purchase the real property subject thereto, which inability, delay or interference is caused by or arises out of any contractual right granted by the lessor of any of the Leases or any partner or affiliate of such lessor, the Lessee shall have the right, at its option, to terminate such Lease immediately upon written notice to REHCO.

     2.   Rental; Expiration of Current Term.
          -----------------------------------

     Mill City, Mid-Continent and REHCO agree and acknowledge that the expiration date of the current term or renewal term and the rental in effect for the balance of such term with respect to each Lease are as follows:

                             Expiration of Current
     Lease                   Term or Renewal Term           Rental
     -----                   ---------------------          ------
Eden Prairie Lease               Dec. 31. 1993           $12,750/month

Kansas City Lease                 June 1, 1993           $ 4,050/month

Wisconsin Lease                  Aug. 31, 1995           $ 3,500/month

Iowa Lease                       Dec. 31, 1991           $ 3,593.75/month

     3.  Notices.
         --------

     Copies of all notices to the Lessee under each of the Leases shall be sent to:

               Eastern Enterprises
               9 Riverside Road
               Weston, MA 02193
               Attn: R.W. Weinig

               With a copy to:

               Ropes & Gray
               One International Place
               Boston, MA 02110
               Attn: Truman S. Casner, Esq.

     4.   Ratification.

     The Leases, as amended hereby, are hereby ratified and confirmed.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Leases the day and year first above written.

                                        REHCO, a Minnesota
                                          general partnership


                                        By: /s/ Richard E. Holtz
                                           _____________________________
                                           Richard E. Holtz,
                                           Managing Partner

                                        MILL CITY DEVELOPMENT COMPANY,
                                          a Minnesota limited
                                          partnership

                                        By: REHCO, a Minnesota general
                                            partnership
                                        Its sole general partner


                                            By:  /s/ Richard E. Holtz
                                               __________________________
                                               Richard E. Holtz,
                                               Managing Partner

                                        MID-CONTINENT DEVELOPMENT
                                          COMPANY, a Missouri limited
                                          partnership

                                        By: REHCO, a Minnesota general
                                            partnership
                                        Its sole general partner


                                            By:  /s/ Richard E. Holtz
                                               __________________________
                                               Richard E. Holtz,
                                               Managing Partner

                                        WATER PRODUCTS COMPANY


                                        By:  /s/ Richard E. Holtz
                                           _______________________________
                                           Richard E. Holtz, President

8357R

                                                                       MINNESOTA

                            FIRST AMENDMENT TO LEASE

     ???made this 9 day of August, 1988 by and between MILL CITY DEVELOPMENT COMPANY, a Minnesota limited partnership, ("Lessor") and Water Products Company, a Minnesota corporation ("Lessee").

     WHEREAS, Lessor is the successor to Mill City Development Company, a Minnesota limited partnership, the original lessor under the lease amended hereby;

     WHEREAS, the Lessor and Lessee are parties to a lease (the "Lease") dated December 31, 1983 for property located at 15801 West 78th Street, Eden Prairie, Minnesota (the "Leased Property"), a copy of which is attached hereto as Exhibit A;

     WHEREAS, Lessee is a party, together with WP Acquisition Company, a Minnesota corporation ("Acquisition Company") and Richard E. Holtz, to an Agreement and Plan of Merger (the "Merger Agreement") dated _________, 1988 pursuant to which Acquisition Company will be merged (the "Merger") into Lessee and Lessee shall be the surviving corporation (the "Surviving Corporation");

     WHEREAS, Lessor and Lessee desire to amend the Lease to provide the Surviving Corporation, in its capacity as the successor to the Lessee, with the option to purchase the Leased Property and/or to renew the Lease, in accordance with terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing and the rents and covenants hereinafter contained, the parties intending to be legally bound hereby, agree as follows:

     1.   Option to Purchase.

          (a) Commencing two years after the effective date of the Merger, and at any time during the term or any renewal term of the Lease, Lessee shall have an option (the "Purchase Option") to purchase the Leased Property.

          (b) Lessee may exercise the Purchase Option by giving Lessor written notice (the "Purchase Notice") no less than six months prior to the date it intends to purchase the Leased Property.

          (c) The purchase price (the "Purchase Price") of the Leased Property for the Purchase Option shall be payable in cash and shall be the fair market value of such property as of the date of the Purchase Notice. The fair market value of the Leased Property shall be determined by an appraiser who shall be jointly by Lessor and Lessee. In the event Lessor and Lessee fail to agree on an appraiser within 30 days ??? Purchase Notice, the arbitration provisions of paragraph 3 hereof shall apply.

          (d) During the term of the Purchase Option Lessor agrees not to place or cause to be placed any liens, claims, charges, encumbrances or restrictions on the Leased Property, except that Lessor may place a first mortgage against the Leased Property provided that the principal amount of any debt secured does not exceed eighty percent (80%) of the fair market value of the Leased Property, as determined by an appraiser according to the procedures described in paragraph 1(c) hereof; and provided further that any such first mortgage recognizes the existence and non-subordination of the Purchase Option and Renewal Options granted herein.

     2.   Option to Renew.

          (a) The existing term of the Lease expires on December 31, 1988. Lessee shall have five successive five year options (the "Renewal Options") to renew the Lease at the fair rental value for the Leased Property.

          (b) The Renewal Option shall be exercisable by giving Lessor no less than 180 days written notice (a "Renewal Notice") prior to the end of the then expiring lease term. The first Renewal Option is hereby exercised, and the rent therefore shall be determined in accordance with paragraph 2(c) hereof. The Renewal Option shall not lapse but shall continue in effect unless and until Lessor sends Lessee a notice of failure to exercise the Renewal Option and Lessee fails to exercise the Renewal Option within 20 days thereafter.

          (c) The fair market rent for each renewal term shall be determined by agreement of the parties or by an appraiser selected by Lessor and Lessee. In the event Lessor and Lessee fail to agree on fair market rent or on an appraiser who shall determine the same, the arbitration provisions of paragraph 3 hereof shall apply.

          (d) The renewal options provided for by this paragraph 2 supercede any renewal options provided for in the existing Lease, and those renewal options are hereby cancelled.

     3. Arbitration. In the event the parties hereto fail to agree as provided in Sections 1 or 2 hereof, such disagreement may be resolved by arbitration by the party desiring arbitration giving written notice to that effect to the other party, specifying in said notice the name and address of the person designated to act as arbitrator on its behalf. Within fifteen (15) days after the service of such notice, ??? the first party, specifying the name and address of the person designated to act as arbitrator on its behalf. Each arbitrator chosen pursuant to this paragraph shall have at least ten (10) years of real estate appraisal experience. The arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed, and if, within thirty (30) days after the second arbitrator is appointed, said arbitrators shall not agree upon the question in dispute, they shall each set forth their determination of the fair market value or fair market rent in question and themselves appoint a third arbitrator; and in the event of their being unable to agree upon such appointment within ten (10) days after the time aforesaid, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of fifteen (15) days. If the parties do not so agree, then either party, on notice to the other, may request such appointment by the American Arbitration Association in Minneapolis, Minnesota.

The third arbitrator shall determine the fair market value or fair market rent in question by selecting the amount proposed by one of the other arbitrators, and such determination shall be final and binding on the parties. The decision of the arbitrator so chosen shall be given within a period of thirty (30) days after the appointment of such third arbitrator.

     4. Assignability. Notwithstanding anything in the Lease to the contrary, the Lessee's rights and obligations under the Lease, as amended hereby, may be assigned by Lessee to any third party who may succeed (whether by acquisition or otherwise) to the business of Lessee then conducted at the Leased Property.

     5.  Notices.

     Copies of all notices to be sent to Lessor under the Lease shall also be sent to:

         Gregory D. Soule
         Best & Flanagan
         3500 IDS Center
         Minneapolis, MN 55402

     Copies of all notices to be sent to Lessee under the lease shall also be sent to:

          Quincy Partners
          P.O. Box 154
          Glen Head, New York 11545

          Gregory Katz, Esq.
          Spengler Carlson Gubar Brodsky & Frischling
          280 Park Avenue
          New York, New York 10017

     6. Continuation of Lease. Except as amended herein and except to the extent inconsistent with this Agreement, the terms, provisions and conditions of the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

LESSOR:             MILL CITY DEVELOPMENT COMPANY, a
                    Minnesota limited partnership

                    By:  WPC Development Company, a
                         Minnesota general partnership
                      Its  General Partner
                         -------------------------------

                    By /s/ R.E. Holtz
                      ----------------------------------
                      Its  General Partner
                          ------------------------------

LESSEE:             WATER PRODUCTS COMPANY, a Minnesota
                    corporation

                    By /s/ R.E. Holtz
                      ----------------------------------
                      Its  President
                          ------------------------------



???

              AGREEMENT AS TO RENTAL FOR RENEWAL OPTION FOR LEASE

     AGREEMENT made as of the 31st day of December, 1988 by and between MILL CITY DEVELOPMENT COMPANY, a Minnesota limited partnership ("Lessor"), and WATER PRODUCTS COMPANY, a Minnesota corporation ("Lessee").

     WHEREAS, Lessor is the successor to Mill City Development Company, a Minnesota limited partnership, the original lessor under the amended lease under which the renewal option rental is set hereby;

     WHEREAS, the Lessor and Lessee are parties to a lease dated December 31, 1983 for property located at 15801 West 78th Street, Eden Prairie, Minnesota (the "Leased Property"), which lease was amended by a First Amendment to Lease dated August 9, 1988 by and between the parties hereto, (collectively, the "Lease");

     WHEREAS, Lessee has duly exercised its option to renew the Lease for the first of five five-year renewal option periods commencing January 1, 1989; and

     WHEREAS, Lessor and Lessee desire to amend the Lease to provide for the rental during the first renewal period of the Lease, in accordance with terms and conditions hereinafter set forth, any terms in the Lease to the contrary notwithstanding;

     NOW, THEREFORE, in consideration of the foregoing and the rents and covenants hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Lessee, the parties intending to be legally bound hereby, agree as follows:

     1. Rental. The monthly rental on the Leased Property for the five-year, first renewal option period of the Lease shall be $12,750 per month.

     2. Continuation of Lease. Except as amended herein and except to the extent inconsistent with this Agreement, the terms, provisions and conditions of the Lease shall remain unmodified and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be executed the day and year first above written.

                                             MILL CITY DEVELOPMENT COMPANY, a
                                              Minnesota limited partnership

                                             By: WPC Development Company, a
                                                  Minnesota general partnership
                                               Its General Partner

                                             By: /s/ Richard E. Holtz
                                                --------------------------
                                               Its General Partner
                                                  ------------------------

                                             WATER PRODUCTS COMPANY, a Minnesota
                                               corporation

                                             By: /s/ Richard E. Holtz
                                                -----------------------------
                                               Its President
                                                  ---------------------------


3793b

                                          Mill City Development Company
                                          c/o Blanski Peter Kronlage & Zoch
                                          7575 Golden Valley Road, Suite 195
                                          Minneapolis, MN 55427

                                          August 11, 1988


Mr. Richard E. Holtz
Water Products Company
15801 West 78th Street
Eden Prairie, MN 55344


                                          RE: Amended Schedule D to lease
                                               between Mill City Development
                                               Co. (Lessor) and Water Products
                                               Co. (Lessee)
                                          ------------------------------------


Dear Dick:

     Pursuant to our telephone conversations regarding the future rents for the Eden Prairie, Minnesota building, the new rental schedule is outlined below:


               Rent Per           Rent Per            Rent Per
                Month               Month               Month
               --------            --------            --------
     1988     $10,000    1993     $14,750    1998     $16,750
     1989      12,750    1994      14,750    1999      16,750
     1990      12,750    1995      14,750    2000      16,750
     1991      12,750    1996      14,750    2001      16,750
     1992      14,750    1997      16,750    2002      17,750
                                             2003      17,750

     This is based on a capitalization rate of 12% with increases of $2,000 per month in the years 1992 and 1997 and a $1,000 per month increase in 2002. The lease, including all option periods, expires on December 31, 2003.

     If you are in agreement with this amendment please sign below.


                                             Sincerely,

                                             /s/ John W. Edson

                                             John W. Edson


lk

For Water Products Company:

/s/ Richard E. Holtz, President
-------------------------------
Richard E. Holtz, President

                                TRIPLE NET LEASE
                                ----------------

     THIS AGREEMENT OF LEASE made this 1st day of December, 1983 by and between Mill City Development Company, a Minnesota limited partnership, hereinafter called Lessor, and Water Products Company of Minnesota, a Minnesota corporation, hereinafter called Lessee.

     WITNESSETH, That in consideration of the rent and covenants herein reserved and contained on the part of the Lessee to be paid, performed and observed, the Lessor does hereby demise and lease unto the Lessee the real property located at 15801 West 78th Street, Eden Prairie, Minnesota, and legally described on the attached Exhibits A, B, and C (the "Leased Premises").

     TO HAVE AND TO HOLD for a term of five (5) years commencing on the 1st day of January, 1984 and ending on the 31st day of December, 1988 with three successive five-year optional renewal terms, at the rent specified in Exhibit D hereto or, at Lessor's option, a different rent to be agreed upon by the parties, one or both of which may be exercised by the Lessor, who shall notify the Lessee 90 days prior to the end of any Lease or renewal term whether this Lease is to be renewed for any five-year renewal term. Lessee hereby waives any notice to quit, and agrees to surrender the Leased Premises at the expiration of said term, or any renewal or extension thereof, without any notice whatsoever.

     This Lease is made upon the following terms and conditions:

     1. Lessee covenants with the Lessor to pay rental in monthly installments for the Leased Premises pursuant to the Rental Schedule on the attached Exhibit
D. Such monthly rental for the first month shall be payable upon the commencement of the term of this Lease, and thereafter each installment of rent shall be paid in advance on or before the first business day of each and every calendar month during the term of the Lease. It being the intention and purpose of the respective parties hereto that this Lease shall be a "Net Lease" to the Lessor, all cost or expense of whatever character or kind, general and special, ordinary and extraordinary, foreseen or unforeseen and of every kind and nature whatsoever that may be necessary in or about the operation of the Leased Premises and the Lessee's authorized use thereof during the entire term of this Lease shall be paid by Lessee and all provisions of this Lease relating to expenses are to be construed in light of such intention and purpose to construe this lease as a "Net Lease."

     2. It is agreed and understood that any holding over by the Lessee of the Leased Premises after the expiration of this Lease or any renewal hereof shall operate and be construed as a tenancy from month to month on the same terms and conditions, excluding rental, as herein set forth. However, the basic rent required to be paid by Lessee during any hold over period shall be 125% of the basic monthly rent required as set forth above. Any holding over, however, shall not be considered a renewal of this Agreement.

     3. Lessee shall pay for all utilities consumed on the Leased Premises during the term of this Lease, including gas, electric, water and sewer.

     4. The Lessee, during the term of this Lease, shall pay to Lessor when due all real estate taxes and assessments imposed by any governmental agency or political subdivision which are levied against the said Leased Premises including installments of special assessments payable therewith. The Lessee shall also pay as additional rent all business use and occupancy taxes, if any, attributable to its occupancy of the Leased Premises.

     5. The Lessee agrees at its own expense to promptly repair any damages it causes to the Leased Premises during the term of this Lease or any extension or renewal thereof. The Lessee agrees at its own expense to keep the interior of the Leased Premises in a clean and healthy condition. The Lessee further agrees at its own expense to make all necessary repairs and improvements and do all necessary maintenance to the Leased Premises.

     6. The Lessee agrees at its own expense to maintain the roofs of the Leased Premises in a watertight condition, to maintain the structural safety and integrity of the Leased Premises and to replace major components of or entire systems of the Leased Premises, such as the plumbing, electrical, heating, air conditioning. Lessor shall have the right to construct, maintain, or relocate at its cost and expense any utility lines, poles or pipes over, across or under the Leased Premises so long as same does not unreasonably interfere with Lessee's use of the Leased Premises.

     7. Lessor shall not be liable to Lessee for any damage or injury to it or its property occasioned by the failure of Lessor to keep the Leased Premises in repair, and shall not be liable for any injury done or occasioned by wind or by or from any defect of plumbing, electric wiring or of insulation thereof, gas pipes, water pipes or steam pipes, or from broken stairs, porches, railings or walks, or from the backing up of any sewer pipe or down-spout, or from the bursting, leaking or running of any tank, tub, washstand, water closet or waste pipe, drain, or any other pipe or tank in, upon or about the Leased Premises or the building of which they are a part nor from the escape of steam or hot water from any radiator, it being agreed that said radiators are under the control of Lessee, nor for any such damage or injury occasioned by water, snow, or ice being upon or coming through the roof, skylight, trap-door, stairs, walks or any other place upon or near the Leased Premises, or otherwise, nor for any such damage or injury done or occasioned by the failing of any fixture, plaster or stucco, nor for any damage or injury arising from any act, omission or negligence of cotenants or of other persons, occupants of the same building or of adjoining or contiguous buildings or of owners of adjacent or contiguous property, or of Lessor's agents or Lessor itself, all claims for any such damage or injury being hereby expressly waived by Lessee.

     8. By entry hereunder the Lessee accepts the Leased Premises as being in good and sanitary order, condition and repair. Lessee agrees at Lessee's own expense to keep and maintain the Leased Premises in good and sanitary order, condition and repair at all times during the term hereof as the same may be required by Lessor. If Lessee fails to keep and maintain the Leased Premises as required hereby, Lessor may give Lessee written notice specifying the maintenance work which has been neglected and if Lessee fails within ten (10) days thereafter to commence and prosecute diligently the neglected work, the Lessor may, if it so elects, enter upon the Leased Premises and perform such work as may be necessary to place the Leased Premises in good and sanitary order, condition and repair, and the cost of any such work, to the extent the same is work the Lessee is obligated to perform hereunder, shall be added to and become a part of the rent for the month next succeeding the month in which any such expenditures are made by the Lessor. Upon the last day of the term or any sooner termination of this Lease, Lessee shall surrender the Leased Premises to the Lessor in the same condition as when received, reasonable use and wear thereof and acts of God excepted, and free and clear of personal property of the Lessee, rubbish and debris.

     9. The Lessee shall indemnify and save the Lessor harmless from any and all liability for damages to any person and/or entity for injury to any person and/or property, and/or for the death of any person, occurring in or about the Leased Premises and/or the sidewalks, streets and/or alleys adjoining the Leased Premises during the term of this Lease, or any extension or renewal thereof. Lessee shall also assume the burden and expense of defending all such suits, whether brought before the expiration of this Lease or thereafter and commenced to recover damages and/or other redress for the aforesaid injuries and/or deaths. This obligation of the Lessee shall extend to both injuries to persons and to property, and its obligation to hold Lessor harmless therefrom shall extend to all claims, including those which are either valid or groundless. Lessee at its expense will provide liability insurance with minimum limits of $1,000,000/$3,000,000 and furnish a certificate of insurance to Lessor. The certificate shall specify ten (10) days written notice to Lessor of cancellation or material changes in the policy. This provision shall survive the termination of this Lease or any extension or renewal thereof, but Lessee shall have no liability to Lessor for any events or circumstances that first occur after the Lease term which result in injury to person or property.

     10. The Lessee at its own expense shall keep the Leased Premises insured against fire, windstorm and related casualty, for not less than eighty (80%) percent of the full insurable value, and agrees to look to the proceeds of such policy or policies of insurance for reimbursement of any such loss or losses, and shall have no action or account thereof against the Lessor, except for that caused by Lessor's negligence or intentional misconduct. These insurance provisions shall in no way limit or modify any of the obligations of the Lessee under any provisions of this Lease. Certificates of such policies shall be delivered to and kept and retained by Lessor as additional security for the covenants of Lessee herein, with a certificate furnished for any mortgagees. Upon request of Lessor during the fifth year of this Lease and once during each five (5) years thereafter Lessee shall furnish, at its expense, to Lessor, insurance appraisals such as are ordinarily made by insurance companies in order to determine the then replacement value of the building and improvements on the Lease Premises.

     11. All policies of insurance shall be written in companies satisfactory to the Lessor, and shall be written in such form and shall be issued by such companies as shall be reasonably acceptable to the Lessor. Such policies or certificate copies thereof shall be delivered to the Lessor endorsed "premium paid" by the company or agency issuing the same or accompanied by other evidence satisfactory to the Lessor that the premiums thereon have been paid, not less than ten (10) days prior to the expiration of any then current policy.

     12. In the event the improvements upon the Leased Premises or any part thereof shall, during the term of this Lease or any renewal hereof, be destroyed or damaged by fire, explosion, the elements or other casualty, the Lessee shall give immediate notice thereof to the Lessor, who shall thereupon cause the damage to be repaired forthwith unless the Lease is terminated as hereinafter provided. If the Leased Premises or any part hereof shall have been rendered untenantable from the time of the damage until the completion of said repair and restoration, an equitable reduction in the rental during such period of repair and restoration shall be made until said Leased Premises are so repaired and again ready for occupancy. However, in the event the improvements on the Leased Premises are thereby damaged to the extent of more than fifty (50) percent of the replacement cost thereof, either party may elect to terminate the Lease within thirty (30) days of the date of such damage by giving written notice thereof by registered or certified mail to the other party, and thereupon this Lease shall immediately terminate, and the Lessee shall have no further obligation hereunder other than to pay the rental accrued to the date of such damage. Lessor shall not be liable for any damages, compensation or claim by reason of inconvenience or annoyance arising from the necessity of repairing any portion of the Leased Premises, the interruption in the use of the Leased Premises, or the termination of this Lease by reason of the destruction of the Leased Premises.

     13. In the event the Leased Premises or a substantial portion thereof is taken under the power of eminent domain or the threat of the exercise thereof for any public or quasi-public use, then the Lessee may terminate and cancel this Lease by giving Lessor notice in writing by registered or certified mail, and thereupon both parties shall be relieved of any further obligations of it hereunder to be performed to the date of such termination. In the event this Lease is not terminated and cancelled after a condemnation of a portion of the Leased Premises, the rent shall be reduced by a reasonable sum directly proportioned to the total rent in such ratio as the value of the Leased Premises condemned plus the damage to the residue shall bear to the value of the entire premises. Lessee waives all claims against Lessor by reason of said condemnation.

     14. The Lessee may make improvements to the Leased Premises provided it has received written consent of the Lessor to do the same, which consent shall not be unreasonably withheld. Such alterations and improvements shall immediately become the property of the Lessor and remain for the benefit of the Lessor at the termination of the Lease. Lessee shall be in breach of the Lease if it allows any lien to encumber the Leased Premises as a result of the aforesaid alterations or improvements. However, it is understood and agreed that all equipment, machinery and trade fixtures of every kind and description placed in and upon the Leased Premises by the Lessee during the term of this Lease, or prior to the commencement hereof, shall be and remain personal property belonging to the Lessee, and, at the expiration of the term of this Lease, or any renewal hereof, the Lessee shall have the right to remove such personal property from the Leased Premises, restoring and repairing at its expense any damage to the Premises caused by the removal of such items of personal property, provided Lessee is not then in default hereunder.

     15. The Lessor or its agents may so often as they desire, enter upon the Leased Premises during the term or terms of this Lease for the purpose of maintaining the same and inspecting the same, or for placing signs thereon or offering the same for lease after Lessee's term or for sale, provided that this is done at reasonable hours and in a reasonable and proper manner and does not unduly or unnecessarily interfere with the Lessee's legitimate business operations.

     16. The Lessor warrants that the Lessee shall have peaceful possession and quiet enjoyment of the herein Leased Premises during the term of this Lease and that the Lessee may use the same for warehouse, office and manufacturing activities all to be conducted and operated in a proper, lawful and reputable manner. Lessee may erect such signs on the exterior or interior of the Leased Premises as it may deem desirable, provided it has received written consent of the Lessor to do the same, which consent shall not be unreasonably withheld, as long as said signs do not exceed in weight the safe carrying capacity of the structure nor violate the laws of the municipality in which the Leased Premises is situated, nor be incompatible with the architecture of their building on the Leased Premises. Lessee further agrees that it will permit no unlawful business to be carried on upon the Leased Premises or permit anything to be done contrary to the conditions of the policies of insurance on said Leased Premises whereby the hazard might be increased or the insurance invalidated.

     17. Lessee agrees that it will not assign or sublet the Leased Premises or any portion thereof during the term of the Lease without the written consent of the Lessor, which consent shall not be unreasonably withheld. In the event of such subletting, the Lessee shall remain liable to the Lessor for all the rentals called for under the terms of this Lease and for the performance of all covenants herein to be performed by the Lessee.

     18. If the Lessee shall fail to pay to the Lessor the rent and/or other sums of money payable to the Lessor as and when due and payable hereunder and such default shall continue for a period of ten (10) days after written notice thereof shall be given to the Lessee by the Lessor, or in case the Lessee shall fail to comply with any other provisions or conditions of this Lease agreement upon its part to be kept and performed, and such default shall continue for a period of thirty (30) days after written notice thereof shall be given to the Lessee by the Lessor, or if the Lessee shall be adjudged bankrupt, or shall make an assignment for the benefit of creditors, or if any bankruptcy proceeding (voluntary or involuntary) shall be instituted against the Lessee, or if a receiver or trustee of any property of the Lessee in or upon said Leased Premises or for all or part of Lessee's interest hereunder be appointed by any action, suit or proceeding, by or against the Lessee and such adjudication, assignment or appointment shall not be vacated or annulled within thirty (30) days, or if the interest of the Lessee in the Leased Premises shall be sold under execution, or other legal process, it shall be lawful for the Lessor to enter upon the Leased Premises, and again have, repossess and enjoy the same as if this Lease had not been made, and everything herein contained on the part of the Lessor to be done and performed shall cease and determine, without prejudice, however, to the right of the Lessor to recover from the Lessee all rent due up to the time of such entry by the Lessor: said Lessor may relet said

Leased Premises for the remainder of said term for the highest rent reasonably obtainable and may recover from the Lessee any deficiency between the amount so obtained and the rent herein reserved, however, the Lessor shall not be obligated in such event to make full and diligent effort to mitigate its damages by reletting said Leased Premises for the best rent obtainable; and the Lessor may pursue any or all rights and remedies in law or in equity, the foregoing rights and remedies set forth being by way of example only and not by way of limitation or restriction. No alleged violation of any governmental law, ordinance, rule or regulation by Lessee shall constitute a breach of covenant under the provisions of this Lease so long as Lessee is contesting in good faith the validity of such law, ordinance, rule or regulation or the existence of its alleged violation thereof, however, Lessee shall hold Lessor harmless from any liability or expense by reason of any such contest or litigation concerning any such governmental law, ordinance, rule or regulation, or any alleged violation thereof by Lessee. No failure to insist on performance in any instance of any obligation hereunder shall be deemed a waiver of such performance of any subsequent performance of such obligation or of the performance of any obligation hereunder shall be deemed a waiver of any subsequent performance of such obligation or of the performance of any other obligation hereunder.

     19. For all purposes hereunder, including the payment of rentals, the addresses of the parties hereto are as follows:

          Lessor:   Mill City Development Company
                    15801 West 78th Street
                    Eden Prairie, Minnesota 55344

          Lessee:   Water Products Company of Minnesota
                    15801 West 78th Street
                    Eden Prairie, Minnesota 55344


     20. This Lease and all the rights of Lessee hereunder are and shall be subject and subordinate to the lien of any mortgage or mortgages hereinafter placed on the Leased Premises or any part thereof, except the Lessee's property or trade fixtures, and to any and all renewals, modifications, consolidations, replacements, extensions or substitutions or any such mortgage or mortgages (all of which are hereinafter termed the mortgage or mortgages) provided, nevertheless, each or all of such mortgages shall contain a provision to the effect that so long as the Lessee is not in default under this Lease, or any renewal thereof, no foreclosures of the lien of said mortgage or any other proceeding in respect thereof shall divest, impair, modify, abrogate or otherwise adversely affect any interest or rights whatsoever of the Lessee under the said Lease.

Such subordination shall be automatic, without the execution of any further subordination agreement by Lessee. If, however, a written subordination agreement, consistent with this provision, is required by a mortgagee, Lessee agrees to execute, acknowledge and deliver the same as the agent or attorney in fact of Lessee, and Lessee hereby irrevocably constitutes Lessor its attorney-in-fact for such purposes.

         21. In the event of default of payment of rent or any other applicable sum, payment or charge referred to herein and agreed to be paid, or in the event of breach of any other of the terms of this Lease Agreement, then in such event, Lessor may, at its option, elect any one or all of the following remedies, in addition to any other remedies it may have available to it at law or in equity:

         A. The whole amount of the rent and other applicable sums, at any time remaining unpaid, shall immediately become due and payable, anything herein to the contrary notwithstanding, and Lessee hereby authorizes and empowers any attorney of any Court of Record to appear for it and confess a judgement for the whole amount of the said rent and other applicable sums remaining unpaid, whether the same shall have been due or not, hereby waiving the rights of exemption, and stay of execution, and adding thereto fifteen (15) percent as attorney's commission or fees;

         B. Proceed to recover the premises by action of ejectment and Lessee hereby authorizes and empowers any attorney of any Court of Record to appear for it and confess and enter an amicable action of ejectment for the Leased Premises and immediately issue a writ of possession and execution (without asking leave of Court) for the costs and fifteen (15) percent attorney's commission fees, waiving all stay and exemption laws.

         22. In the event the Lessor should bring suit for the possession of the Leased Premises, for the recovery of any sum due hereunder, or because of the breach of any of the terms hereof, or for any other relief against the Lessee, declaratory or otherwise, or should the Lessee bring any action for any relief against the Lessor, declaratory or otherwise, arising out of this Lease, and the Lessor should substantially prevail in any such suit, the Lessee shall pay to Lessor all attorneys' fees and Lessor's costs of suit, which fees and costs may be included in the judgment in any such action.

         23. It is expressly understood and agreed by and between the parties hereto that this Lease sets forth all the promises, agreements, conditions or understandings between Lessor and/or its agents and Lessee relative to the Leased Premises and that there are no promises, agreements, conditions or understandings either oral or written, between them other than are set forth or referred to herein.

         24. This Lease and all the covenants, provisions and conditions herein contained shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, devisees, legal representative, successors and assigns.

         IN WITNESS WHEREOF, the undersigned parties have affixed hereto their legal corporate signatures and seals the day and year first above written.

                                        MILL CITY DEVELOPMENT COMPANY,
                                        a Minnesota Limited Partnership

                                        By /s/ Richard E. Holtz
                                          --------------------------------------
                                             Title Partner
                                                  ------------------------------

                                        WATER PRODUCTS COMPANY OF MINNESOTA,
                                        a Minnesota Corporation

                                        By /s/ Robert L Mayor
                                          --------------------------------------
                                             Title Exec Vice President
                                                  ------------------------------

                                   SCHEDULE D

                                RENTAL SCHEDULE

YEAR                     RENT MONTHLY             RENT YEARLY
----                     ------------             -----------
1984                        8,500                    102,000
1985                        8,500                    102,000
1986                        8,500                    102,000
1987                       10,000                    120,000
1988                       10,000                    120,000
1989                       10,000                    120,000
1990                       10,000                    120,000
1991                       10,000                    120,000
1992                       12,000                    144,000
1993                       12,000                    144,000
1994                       12,000                    144,000
1995                       12,000                    144,000
1996                       12,000                    144,000
1997                       14,500                    174,000
1998                       14,500                    174,000
1999                       14,500                    174,000
2000                       14,500                    174,000
2001                       14,500                    174,000
2002                       17,500                    210,000
2003                       17,500                    210,000

                                 EXHIBIT "A"


Legal Description


     "Lot 1, Block 1, Eden Prairie Industrial Park, according to the plat thereof on file or of record in the office of the Registrar of Titles in and for said County, except that part thereof which lies Easterly of the Westerly
64.00 feet of said Lot 1 and lying Northerly of the Easterly extension of the North line of Lot 2 in said Block 1.

     Subject to a snow fence easement in favor of the State of Minnesota as shown by instrument of record in Book 2145 of Deeds, page 149, Doc. No. 3087392 upon that portion of Lot 1, Block 1 lying East of the West 361.4 feet of the Northwest Quarter of Section 16, Township 116, Range 22;

     Subject to an easement for driveway purposes over and across that part of the Westerly 64.00 feet of said Lot 1 which lies Northerly of the Easterly extension of the North line of Lot 2, in said Block 1, as shown in Doc. No. 1223520, Files of the Registrar of Titles;"

                                  EXHIBIT "B"


Legal Description

     "The Easterly 150 feet of the following described property: That part of the Northwest Quarter of the Northwest Quarter, Section 16, and that part of the Northeast Quarter of the Northeast Quarter, Section 17, all in Township 116, Range 22, described as beginning at the Northwest corner of the Northwest Quarter of Section 16, Township 116, Range 22; thence South along the West line of said Northwest Quarter to its intersection with the Southerly right-of-way line of State Trunk Highway No. 5; thence East along Southerly right-of-way to the Northeasterly corner of Outlot 1, Eden Prairie Industrial Park; thence Southwesterly along the Southeasterly line of said Outlot 1 to its intersection with the North line of Lot 2, Block 1, Eden Prairie Industrial Park; thence East along the North line of said Lot 2, Block 1, to its intersection with the West line of Lot 1, Block 1, Eden Prairie Industrial Park; thence North along the West line of said Lot 1, Block 1, and an extension thereof, to its intersection with the North line of said Northwest Quarter; thence West along the North line of said Northwest Quarter to the point of beginning, according to the Government Survey thereof.

     Subject to an easement for highway and snow fence purposes in favor of the State of Minnesota as set forth in the instrument recorded in Book 2145 of Deeds, page 149, as Document No. 3087392.

     Subject to a transmission line easement, as described in the stipulation on file herein, together with incidental rights connected therewith as set forth in the instrument recorded in Book 1095 of Deeds, page 148, as Document No. 1326108, in favor of Northern States Power Company over the property described as follows: That part of the Northwest Quarter of the Northwest Quarter, Section 16, Township 116, Range 22 beginning at the Northwest corner of the Northwest Quarter of Section 16, Township 116, Range 22, thence South along the West line of said Northwest Quarter a distance of 10 feet, thence East to a point on the extension Northerly of the West line of Lot 1, Block 1, Eden Prairie Industrial Park, which point is 10 feet South of the North line of the Northwest Quarter of the Northwest Quarter of said Section 16, as measured along the extension Northerly of the West line of said Lot 1, Block 1, thence North along the extension Northerly of the West line of said Lot 1, Block 1, to the North line of the Northwest Quarter of the Northwest Quarter of said Section 16, thence West along the North line of the Northwest Quarter of the Northwest Quarter of said Section 16 to the point of beginning."

                  [ILLEGIBLE] ENGINEERING AND CONSTRUCTION CO.

                                                         PREPARED BY
                                                         SCHOELL & MINDSON, INC.


STATE       TRUNK         HIGHWAY        NO.  5


PARCEL   A


PARCEL   C


CHICAGO & NORTH WESTERN TRANSPORTATION COMPANY